UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): July 9, 2013

HYPERSOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

510 Castillo, Suite 304., Santa Barbara, California 93101

Registrant’s telephone number, including area code: (805) 966-6566

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2013 Christopher Marquis resigned as a Director and Secretary of Hypersolar, Inc. (the “Company”). There were no disagreements relating to the Company’s operation, policies or practices between the Company and Mr. Marquis that led to his resignation. The Company provided Mr. Marquis with a copy of the disclosures it is making in response to Item 5.02 on this Form 8-K, and has requested that he  furnish the Company with a letter stating whether he agrees or disagrees with the above statements.  A copy of the letter, dated July 10, 2013, is filed as Exhibit 17.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Letter from Christopher Marquis dated July 9, 2013

17.2	Emails from Christopher Marquis dated July 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypersolar, Inc.

Date: July 10, 2013	By:	/s/ Timothy Young
Timothy Young Chief Executive Officer

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